Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan of MC Shipping Inc. of our report dated March 1, 2006, relating to the consolidated financial statements and financial statement schedule of MC Shipping Inc. and subsidiaries appearing in the Annual Report on Form 10-K of MC Shipping Inc. for the year ended December 31, 2005, and to the references to our Firm under the caption “Experts” in the Prospectus.

/s/Moore Stephens Hays LLP

New York, New York
March 24, 2006

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